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                                                                    EXHIBIT 99.1

CONTACT: Matt Roberts
         Investor Relations/Business Analysis Manager
         678.597.7317
         mroberts@manh.com


                   MANHATTAN ASSOCIATES ANNOUNCES PRELIMINARY
                              THIRD QUARTER RESULTS

ATLANTA - OCTOBER 7, 2004 -- Manhattan Associates(R), Inc. (Nasdaq: MANH) today announced preliminary earnings per share for the quarter ended September 30, 2004. GAAP earnings per share are expected to be in the range of $0.14 to $0.16 per share and non-GAAP earnings per share are expected to be in the range of $0.16 to $0.18 per share. Non-GAAP earnings per share exclude amortization of intangibles and stock-based compensation.

The company provides non-GAAP earnings per share in this press release as additional information regarding the company's operating results. The measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net income and non-GAAP per share measures used by other companies. The company believes that this presentation of adjusted net income and adjusted net income per share provides useful information to investors regarding additional financial and business trends relating to the company's financial condition and results of operations.

"Our results in the quarter were negatively impacted by delays closing software sales," said Peter F. Sinisgalli, president and CEO. "While disappointed with the EPS result for the quarter, overall our business is healthy."

Third quarter results are preliminary, subject to the company's management and independent auditors completing their customary quarterly closing and review procedures.

Manhattan Associates will host a conference call at 9:00 a.m. EDT tomorrow (Friday) to discuss the preliminary third quarter results. To participate in the call, dial +1.888.471.9891 in the U.S. or +1.706.634.0926 if outside the U.S., reservation number 1430990. For those who cannot listen to the live broadcasts, a replay will be available shortly after the call by dialing +1.800.642.1687 in the U.S. and +1.706.645.9291 if outside the U.S., reservation number 1430990. The replay will be available for one week after the call.



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Manhattan Associates will release its third quarter 2004 financial results on
Wednesday, October 20, 2004, after the market closes. This release will be followed by a conference call hosted by Manhattan Associates' senior management at 4:30 p.m. EDT. Investors are invited to listen to a live Web cast of the conference call through the investor relations section of Manhattan Associates' Web site.

To listen to the live Web cast on October 20, 2004, please go to the Web site at least 15 minutes early to download and install any necessary audio software. For those who cannot listen to the live broadcasts, a replay will be available shortly after the call by dialing +1.800.642.1687 in the U.S. and +1.706.645.9291 if outside the U.S., reservation number 1402704, or via the Web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet broadcast will be available until Manhattan Associates' next earnings release.

FORWARD-LOOKING STATEMENTS: This release may contain forward-looking statements, including those relating to earnings, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements included in this document are based upon information available to Manhattan Associates as of the date hereof, and Manhattan Associates assumes no obligation to update any such forward-looking statement. Investors are cautioned that actual results could differ from Manhattan Associates' preliminary estimates upon completion of the company's normal quarter-end closing procedures.

ABOUT MANHATTAN ASSOCIATES, INC.

Manhattan Associates, Inc., is the global leader in providing supply chain execution and optimization solutions. It enables operational excellence through its warehouse, transportation, distributed order management, reverse logistics and trading partner management applications, as well as its RFID, performance management and event management capabilities. These Integrated Logistics Solutions(TM) leverage state-of-the-art technologies, innovative practices and our domain expertise to enhance performance, profitability and competitive advantage. Manhattan Associates has licensed more than 900 customers representing more than 1,600 facilities worldwide, which include some of the world's leading manufacturers, distributors and retailers. For more information about Manhattan Associates, visit www.manh.com.